                                                                   Exhibit 10.35

                          FIFTH AMENDMENT TO AGREEMENT

      THIS FIFTH AMENDMENT TO AGREEMENT ("Fifth Amendment") is made and effective as of this 17th day of December, 2003, by and between MDS (CANADA) INC., MDS NORDION division, successor to MDS NORDION INC. ("Nordion"), and Biogen Idec Inc. ("Biogen Idec") (formerly IDEC Pharmaceuticals Corporation).

WHEREAS:

      A. Nordion and Biogen Idec are parties to that certain Agreement dated May 14, 1999, whereby Nordion agreed to manufacture and supply Isotope for use with Biogen Idec's Labelled Drug ("Original Agreement").

      B. The Original Agreement was subsequently amended by a letter agreement between the parties dated January 25, 2000 ("First Amendment"), a letter agreement between the parties dated March 21, 2000 relating to Isotope dose size ("Isotope Dose Size Letter"), a Letter Agreement between the parties dated March 22, 2001 ("Second Amendment"), a Third Amendment to Agreement dated November 12, 2001 ("Third Amendment") and a Fourth Amendment to Agreement dated June 10, 2003 ("Fourth Amendment"). The Original Agreement, as amended by the First Amendment, Isotope Dose Size Letter, Second Amendment, Third Amendment and Fourth Amendment are collectively referred to herein as the "Agreement."

      C. Nordion, Biogen Idec and Union Bank of California, N.A. (the "Escrow Agent") are also parties to that certain Escrow Agreement dated November 12, 2001 ("Escrow Agreement").

      D. Nordion and Biogen Idec desire to further amend the Agreement as set forth in this Fifth Amendment.

      E. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PAYMENT. IDEC acknowledges that Nordion has made a significant investment in Isotope facilities and manufacturing capabilities at both its facilities in Canada and Belgium in order to meet Biogen Idec's projected demand for Isotope. In consideration of such investment and elimination of Biogen Idec's minimum purchase commitments under the Agreement, Biogen Idec has agreed, upon execution of this agreement, to pay Nordion TWENTY FIVE MILLION US DOLLARS (US$25,000,000). Nordion and Biogen Idec have agreed that Biogen Idec shall be permitted to pay such amount out of the escrow account established pursuant to the Escrow Agreement. In order to effect such payment Nordion and Biogen Idec agree to execute a written request to the Escrow Agent, in substantially the form attached hereto as Annex "A," instructing the Escrow Agent to (i) immediately pay TWENTY FIVE MILLION US DOLLARS (US$25,000,000) to Nordion out of escrow and (ii) disburse all remaining funds in escrow to Biogen Idec. Such payment of funds to Nordion shall be non-reimbursable and Biogen Idec shall not be permitted to file any objection to such disbursement with the Escrow Agent or otherwise.

2.    TERMINATION AND AMENDMENT OF AGREEMENT PROVISIONS.

      2.1 The Fourth Amendment is hereby deleted in its entirety and shall have no further force or effect.

      2.2 The last sentence in Section 1.4 and Sections 7.1, 7.2 and 7.4 and Articles 2, 3, 4, 5 and 6, of the Third Amendment are hereby deleted in their entirety and shall have no further force or effect.

      2.3 Articles 2, 3, 4, 5 and 6 of the Second Amendment are hereby deleted in their entirety and shall have no further force or effect.

      2.4 The last sentence in Section 7.1(ii), Sections 7.1(iii) and 7.2(iii) of the Original Agreement are hereby deleted in their entirety and shall have no further force or effect.

      2.5 Section 7.1(i) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

            "(i) During the Commercial Phase Nordion shall manufacture and supply Isotope to Biogen Idec for use in Clinical Trials under Biogen Idec's IND in the United States and Biogen Idec's or its designee's IND or equivalents in Canada and Europe, and for commercial sale in Canada and the United States. Biogen Idec shall, beginning at the start of the Commercial Phase and ending at the end of the Initial Term, purchase from Nordion all of Biogen Idec's and its Affiliates, requirements for Isotope for use with the Monoclonal Antibody in the United States. In addition, for the period beginning at the start of the Commercial Phase and ending at the end of the Initial Term Biogen Idec shall cause any third party who licenses or otherwise acquires from Biogen Idec the rights to market or sell Labelled Drug ("Third Party Marketing Partner"), to purchase from Nordion all of its requirements for Isotope for use with the Monoclonal Antibody in the United States. Except as otherwise set out in this agreement, beginning at the start of the Commercial Phase and ending at the end of the Initial Term, Biogen Idec agrees that it shall not, nor permit its Affiliates or Third Party Marketing Partner to, directly or indirectly, purchase or acquire Isotope from any third party, for use with the Monoclonal Antibody in the United States. Nordion shall ship Isotope to Biogen Idec or as otherwise directed by Biogen Idec or its designee. Isotope shall meet the Specifications and shall be manufactured in accordance with cGMPs. During the Commercial Phase, except as provided in Section 7.4, Nordion will manufacture and supply sufficient quantities of Isotope required to meet weekly demand for Isotope and will exercise reasonable business judgement in selecting which of its facilities will supply Isotope in sufficient quantities to meet demand. Nordion will ship Isotope at Biogen Idec's direction on Tuesdays and Wednesdays and such other days as agreed. Each Batch shall contain such amount of Isotope to meet Biogen Idec's requirements as set out in Section 7.4 below. Biogen Idec acknowledges that delivery of Isotope is handled by third party carriers, however, Nordion will strive to meet delivery by its third party carriers at or prior to 8:00 a.m. at the destination on the day of delivery. Notwithstanding the foregoing, Biogen Idec acknowledges that, as a result of carrier flight scheduling and/or customer location, delivery of Isotope to certain customers may not be achievable at or prior to 8:00 am, or if so achievable, may be so achieved only at carrier rates in excess of those carrier rates that may be reasonably acceptable to Biogen Idec. For such customer locations to which Biogen Idec requests delivery, Nordion shall advise Biogen Idec whether 8:00 am delivery is achievable by the carrier and Biogen Idec shall provide instructions to Nordion.

            In the event delivery of Isotope is delayed beyond its scheduled delivery time and is not used as a direct result of late delivery Nordion * * * * *.*

      2.6 Section 11.1 of the Original Agreement is hereby amended such that the reference to Section 7.1 (iii) therein, is deleted.

      2.7 Section 17.3 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

            "17.3 Termination Without Cause

            Neither Party shall have the unilateral right to terminate this Agreement without cause during the Initial Term, provided further however, that either Party may provide written notice of termination in accordance with Section 17.2. In the event this Agreement is extended pursuant to Section 17.2 hereof, during any extension thereof (i) Nordion may provide written notice and terminate this agreement without cause or penalty upon twenty four (24) months prior written notice to Biogen Idec and (ii) Biogen Idec may provide written notice and terminate this agreement without cause upon six
            (6) months prior written notice to Nordion."

            For the purposes of certainty section 17.2 of the Original Agreement is reinstated.

3 BLA SUBMISSION FOR KRMF. Biogen Idec has prepared and submitted a supplemental BLA to the FDA in support of the KRMF Facility with respect to Isotope. Biogen Idec agrees to use commercially reasonable efforts to obtain FDA approval of such BLA submission in an expeditious manner.

4 NO FURTHER MODIFICATION. Except as set forth in this Fifth Amendment, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect.





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* Confidential information omitted and filed separately with the Securities and Exchange Commission.

5 EFFECTIVE DATE. This Fifth Amendment shall be effective as of the date first above written.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

MDS (CANADA) INC.,
MDS Nordion division               Biogen Idec Inc.

By  /s/ Iain Trevana               By /s/ Paul Grint
   ------------------------           ------------------------------------------

Its  Senior Vice President,        Its  Senior Vice President, Oncology
     Nuclear Medicine                   Business Unit
     ----------------------             ----------------------------------------

                                    Annex "A"

                         Written Request to Escrow Agent

VIA FACSIMILE AND FEDERAL EXPRESS

Union Bank of California, N.A.
120 S. San Pedro Street, 4th Floor
Los Angeles, CA  90012
Attn:  Corporate Trust Department
Facsimile:  (213) 972-5694


To Whom It May Concern:

Reference is made to that certain Escrow Agreement dated as of November 12, 2001 by and among IDEC Pharmaceuticals Corporation (now Biogen Idec Inc.), MDS (Canada) Inc., MDS Nordion division, successor to MDS Nordion Inc. and Union Bank of California, N.A. (the "Escrow Agreement"). Pursuant to Section 1.3 and notwithstanding the provisions of Section 1.4 of the Escrow Agreement, you are hereby requested to disburse funds held in Account #6711676400 as follows:

      1. Twenty Five Million U.S. Dollars ($25,000,000US) to MDS Nordion, SWIFT Code CIBCCATT, Field57://CC001000006, Canadian Imperial Bank of Commerce, 119 Sparks Street, Ottawa, Ontario, Canada, Field 59:/02-19118, MDS Nordion; and

All funds remaining after the foregoing disbursement to Biogen Idec, Silicon Valley Bank, Santa Clara, CA USA, ABA #121140399, Credit Account #33001-46170, Biogen Idec Incorporated. Inasmuch as all parties to the Escrow Agreement have consented herein to the above disbursement, you are hereby requested to effect immediate disbursement without giving regard to the provisions of Section 1.4 of the Escrow Agreement requiring up to a five (5) delay thereof.

Upon disbursement of the foregoing funds, pursuant to Section 1.7 of the Escrow Agreement, the Agreement shall be terminated.

Thank you for your assistance. Please call the undersigned with any questions.

Sincerely,

MDS (CANADA) INC.,
MDS Nordion division                Biogen Idec Inc.

By__________________________        By_____________________________________

Its____________________             Its_____________________________________